UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 1, 2016

ARIAD Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36172	22-3106987
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Landsdowne Street

Cambridge, Massachusetts 02139

(Address of Principal Executive Offices)

(617) 494-0400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On December 1, 2016, ARIAD Pharmaceuticals, Inc. (the “Company”) entered into a new Executive Employment Agreement (the “Employment Agreement”) with Timothy P. Clackson, Ph.D., our President of Research and Development and Chief Scientific Officer, that amends and replaces the terms of Dr. Clackson’s prior employment agreement dated May 1, 2010, as amended (the “Prior Agreement”), which would have expired on December 31, 2016 absent automatic renewal. The term of Dr. Clackson’s Employment Agreement ends on December 31, 2018, subject to automatic one year renewals thereafter absent 90 days’ advance notice. The Employment Agreement reflects Dr. Clackson’s current base salary and annual bonus target and clarifies that, except in certain circumstances, Dr. Clackson must be employed by the Company on the date such bonus is paid. The Employment Agreement does not change the severance amounts set forth in the Prior Agreement to be paid to Dr. Clackson upon certain termination events, except as discussed below.

The Employment Agreement is consistent with the new form of executive employment agreement that we adopted earlier this year in connection with the hiring of new executive officers to be consistent with current market practices and relying in part on the recommendations of our independent compensation consultant. Under the Employment Agreement, Dr. Clackson will no longer be entitled to receive a car allowance or tax preparation services (consistent with all of our other executive officers). In addition, the Employment Agreement reflects the following best practice features: strengthening the restrictive covenants; adding a non-disparagement clause; and revising the definitions of “cause”, “change in control”, “confidential information”, and “good reason”; as well as revisions to provide that, in the event of a termination not in connection with a change in control, Dr. Clackson’s equity will be accelerated for the same period as the severance term. The Employment Agreement also clarifies that unearned performance awards shall be forfeited in the event of termination not in connection with a change in control, and shall be earned at the greater of actual performance or target in the event of termination in connection with a change in control. The Employment Agreement also provides that upon a termination in connection with a change in control, the severance payment shall include, in addition to two times Dr. Clackson’s annual base salary as set forth in the Prior Agreement, payment of the target annual bonus, all of which shall now be paid in a lump sum instead of over time. Additionally, severance will be paid in connection with a change in control termination if such termination occurs within three months prior to the change in control as well as during the one-year period following a change in control, as currently set forth in the Prior Agreement.

The foregoing is only a summary of the Employment Agreement and is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Form 8-K and incorporated by reference herein.

In addition, we have entered into substantially similar agreements with Daniel M. Bollag, Ph.D. and Hugh M. Cole, our other executive officers whose employment agreements also would have expired on December 31, 2016 absent automatic renewal. Their agreements are filed as Exhibits 10.2 and 10.3, respectively, to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Executive Employment Agreement, dated December 1, 2016, between ARIAD Pharmaceuticals, Inc. and Timothy Clackson, Ph.D.+

10.2	Executive Employment Agreement, dated December 1, 2016, between ARIAD Pharmaceuticals, Inc. and Daniel M. Bollag, Ph.D.+

10.3	Executive Employment Agreement, dated December 1, 2016, between ARIAD Pharmaceuticals, Inc. and Hugh M. Cole+

(+)	Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARIAD Pharmaceuticals, Inc.

Date: December 7, 2016	By:	/s/ Manmeet S. Soni
Manmeet S. Soni
Executive Vice President, Chief Financial Officer

INDEX TO EXHIBITS

10.1	Executive Employment Agreement, dated December 1, 2016, between ARIAD Pharmaceuticals, Inc. and Timothy Clackson, Ph.D.+

10.2	Executive Employment Agreement, dated December 1, 2016, between ARIAD Pharmaceuticals, Inc. and Daniel M. Bollag, Ph.D.+

10.3	Executive Employment Agreement, dated December 1, 2016, between ARIAD Pharmaceuticals, Inc. and Hugh M. Cole+

(+)	Management contract or compensatory plan or arrangement.